ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”) dated as of June 6, 2007, by and among YP Corp., a Nevada corporation (“YP”); Rajesh Navar (the “Representative”), in his capacity as the Representative of the former shareholders of LiveDeal, Inc. a California corporation (“LiveDeal”); and Thomas Title & Escrow, LLC, an Arizona limited liability company, as escrow agent (the “Escrow Agent”).

RECITALS

A.    YP, LiveDeal, LD Acquisition Co., a California corporation and wholly-owned subsidiary of YP (“Merger Sub”); Rajesh Navar and Arati Navar, Trustees of the Rajesh & Arati Navar Living Trust dated 9/23/2002; and the Representative are parties to that certain Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”), pursuant to which the Merger Sub will merge with and into LiveDeal so that LiveDeal will become a wholly-owned subsidiary of Buyer. Capitalized terms used herein, which are not otherwise defined herein, shall have the meanings ascribed to them in the Merger Agreement.

B.    Pursuant to Article 7 of the Merger Agreement, YP is to be indemnified in certain respects.

C.    The parties desire to establish an escrow fund as collateral security for the indemnification obligations under Article 7 of the Merger Agreement. The Representative has been designated pursuant to the Merger Agreement to represent all of the former shareholders of LiveDeal (the “Shareholders”) and act on their behalf for purposes of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     Concurrently with the execution hereof, the Escrow Agent, in its capacity as the Escrow Agent pursuant to the Merger Agreement, has withheld 20% of the total number of Merger Shares and shares issuable pursuant to Section 4.5 of the Merger Agreement (the “Escrow Fund”).

(a)    The Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof. It shall treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement and not as the property of YP. Its duties hereunder shall cease upon its distribution of the entire Escrow Fund in accordance with this Agreement.

(b)    During the period the Escrow Fund is held by the Escrow Agent (the “Escrow Period”), all cash dividends or property (other than stock) distributed with respect to the Merger Shares included in the Escrow Fund (the “Escrow Shares”) shall be promptly paid to the Shareholders, but all stock distributed with respect to the Escrow Shares, whether by way of stock dividends, stock splits or otherwise, shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Shares” shall be deemed to include the stock distributed thereon, if any. For the avoidance of doubt, all taxes relating to any distribution or dividend with respect to the Escrow Shares shall be the responsibility of the Shareholders.

(c)    The Representative shall have the right, in his sole discretion, on behalf of the Shareholders, to direct the Escrow Agent in writing as to the exercise of any voting rights pertaining to the Escrow Shares, and the Escrow Agent shall comply with any such written instructions. In the absence of such instructions, the Escrow Agent shall not vote any of the Escrow Shares.

(d)    During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Shares except (i) by gift to a member of a Shareholder’s immediate family or to a trust, the beneficiary of which is a Shareholder or a member of a Shareholder’s immediate family; (ii) by virtue of the laws of descent and distribution upon death of any Shareholder; or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement. During the Escrow Period, the Shareholders shall not pledge or grant a security interest in the Escrow Shares or grant a security interest in their rights under this Agreement.

(e)    YP hereby agrees to pay Escrow Agent for its services hereunder in accordance with Escrow Agent’s fee schedule as attached as Schedule I hereto as in effect from time to time and to pay all expenses incurred by Escrow Agent in connection with the performance of its rights hereunder and otherwise in connection with the preparation, operation, administration and enforcement of this Escrow Agreement, including, without limitation, attorney’s fees, brokerage costs and related expenses, incurred by Escrow Agent.

2.    YP may make a claim for indemnification pursuant to Article 7 of the Merger Agreement (“Indemnity Claim”) against the Escrow Fund by giving notice (a “Notice”) to the Representative (with a copy to the Escrow Agent) specifying (i) the covenant, representation, warranty, agreement, undertaking or obligation contained in the Merger Agreement, which it asserts has been breached or otherwise entitles YP to indemnification; (ii) in reasonable detail, the nature and dollar amount of any indemnity claim YP may have by reason thereof under the Merger Agreement; and (iii) whether the Indemnity Claim results from a third-party claim against YP. YP also shall deliver to the Escrow Agent (with a copy to the Representative), concurrently with its delivery to the Escrow Agent of the Notice, a certification as to the date on which the Notice was delivered to the Representative.

(a)    If the Representative shall give a notice to YP (with a copy to the Escrow Agent) (a “Counter Notice”), within 30 days following the date of receipt (as specified in YP’s certification) by the Representative of a copy of the Notice, disputing whether the Indemnity Claim is indemnifiable under Article 7 of the Merger Agreement, the parties shall attempt to resolve such dispute in accordance with the dispute resolution provisions under Section 9.3 of the Merger Agreement. If no Counter Notice with respect to an Indemnity Claim is received by the Escrow Agent from the Representative within such 30-day period, the Indemnity Claim shall be deemed to be an Established Claim (as defined in Section 2(b) below).

(b)    As used in this Agreement, “Established Claim” means any (i) Indemnity Claim deemed established pursuant to the penultimate or the last sentence of Section 2(a) above, (ii) Indemnity Claim resolved in favor of YP by settlement of the parties pursuant to Section 9.3(a) or 9.3(b) of the Merger Agreement, in either case resulting in a dollar award to YP, (iii) Indemnity Claim established by the decision of an arbitrator pursuant to Section 9.3(c) of the Merger Agreement, resulting in a dollar award to YP, (iv) an Indemnity Claim which has been sustained by a final determination (after exhaustion of any appeals) of a court of competent jurisdiction pursuant to Section 9.3(d) of the Merger Agreement, resulting in a dollar award to YP; or (v) a third-party claim which has been settled or sustained by a final determination (after exhaustion of any appeals) of a court of competent jurisdiction pursuant to Section 7.4 of the Merger Agreement, resulting in a dollar award to YP.

(c)    Promptly after an Indemnity Claim becomes an Established Claim, YP shall deliver a notice to the Escrow Agent directing the Escrow Agent to pay to YP, and the Escrow Agent shall pay to YP, an amount equal to the aggregate dollar amount of the Established Claim (or, if at such time there remains in the Escrow Fund less than the full amount so payable, the full amount remaining in the Escrow Fund).

(d)    Payment of an Established Claim shall be made solely in Escrow Shares, pro rata from the account maintained on behalf of each Shareholder. In such event, the Escrow Agent shall promptly cause the appropriate number of such shares that have an aggregated value equal to the aggregated dollar amount of the Established Claim, rounded to the nearest whole number of such shares, to be transferred from the Escrow Fund to YP, or its order, to the extent of the number of Escrow Shares remaining in the Escrow Fund. For purposes of the foregoing, the value of the shares shall be based upon the Closing Price (as that term is defined in the Merger Agreement). The parties hereto (other than the Escrow Agent) agree that the foregoing right to make payments of Established Claims in Escrow Shares may be made notwithstanding any other agreements restricting or limiting the ability of any Shareholder to sell any Escrow Shares or otherwise.

3.    On the first Business Day after the first anniversary of the Closing Date, upon written instruction from YP, the Escrow Agent shall distribute and pay to each Shareholder who has an interest in the Escrow Fund the Escrow Shares then in such Shareholder’s account in the Escrow Fund, unless at such time there are any Indemnity Claims with respect to which Notices have been received but which have not been resolved pursuant to Section 2 hereof or in respect of which the Escrow Agent has not been notified of, and received a copy of, a final determination (after exhaustion of any appeals) by a court of competent jurisdiction, as the case may be (in either case, “Pending Claims”), and which, if resolved or finally determined in favor of YP, would result in a payment to YP, in which case the Escrow Agent shall retain, and the total amount of such distributions to such Shareholder shall be reduced by, the “Pending Claims Reserve” (as hereafter defined). Thereafter, if any Pending Claim becomes an Established Claim, the Escrow Agent shall promptly pay to YP an amount in respect thereof determined in accordance with paragraph 2(d) above, and to each Shareholder the amount by which the remaining portion of his account in the Escrow Fund exceeds the then Pending Claims Reserve (determined as set forth below). If any Pending Claim is resolved against YP, the Escrow Agent shall promptly pay to each Shareholder the amount by which the remaining portion of his account in the Escrow Fund exceeds the then Pending Claims Reserve. Upon resolution of all Pending Claims, the Escrow Agent shall pay to such Shareholder the remaining portion of his account in the Escrow Fund. As used herein, the “Pending Claims Reserve” at any time shall mean an amount equal to the sum of the aggregate dollar amounts claimed to be due with respect to all Pending Claims (as shown in the Notices of such Claims).

4.    The Escrow Agent shall cooperate in all respects with YP and the Representative in the calculation of any amounts determined to be payable to YP in accordance with this Agreement.

5.     (a)    The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. It is understood that the Escrow Agent is not a trustee or fiduciary and is acting hereunder merely in a ministerial capacity.

(b)    The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c)    The Escrow Agent’s sole responsibility upon receipt of any notice requiring any payment to YP pursuant to the terms of this Agreement or, if such notice is disputed by YP or the Representative, the settlement with respect to any such dispute, whether by virtue of joint resolution, mediation, arbitration or determination of a court of competent jurisdiction, is to pay to YP the amount specified in such notice, and the Escrow Agent shall have no duty to determine the validity, authenticity or enforceability of any specification or certification made in such notice.

(d)    The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(e)    The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over the Escrow Fund to a successor escrow agent appointed jointly by YP and the Representative. If no new escrow agent is so appointed within the 60-day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Fund with any court it reasonably deems appropriate.

(f)     In the event of a dispute between the parties as to the proper disposition of the Escrow Fund, the Escrow Agent shall be entitled (but not required) to deliver the Escrow Fund into the United States District Court for the District of Arizona and, upon giving notice to YP and the Representative of such action, shall thereupon be relieved of all further responsibility and liability.

(g)    The Escrow Agent shall be indemnified and held harmless by YP from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Fund held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Fund or it may deposit the Escrow Fund with the clerk of any appropriate court or it may retain the Escrow Fund pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Fund are to be disbursed and delivered.

(h)    The Escrow Agent shall be entitled to reasonable compensation from YP for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from YP for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges. Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

(i)     From time to time on and after the date hereof, YP and the Representative shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

(j)     Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

(k)    Escrow Agent shall not have any duties, responsibilities or obligations except those expressly set forth in this Agreement, and no implied covenants, responsibilities, duties, obligations or liabilities shall be interpreted into this Escrow Agreement.  Without limiting the generality of the foregoing, Escrow Agent: (i) shall not be subject to implied covenants, including but not limited to the covenant of good faith and fair dealing; and (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers.

6.    This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. The Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Agreement and shall have no duty to inquire into the terms and conditions of any agreement made or entered into in connection with this Agreement, including, without limitation, the Merger Agreement.

7.    This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives. This Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by the laws of the State of Arizona, without reference to conflict of laws principles that would require the application of any other law. This Agreement cannot be amended, modified or terminated except by a writing signed by YP, the Representative and the Escrow Agent.

8.    YP and the Representative each hereby consents to the exclusive jurisdiction of Arizona and federal courts sitting in Maricopa County with respect to any claim or controversy arising out of this Agreement, subject in all respects to the dispute resolution provisions set forth in Section 2. Service of process in any action or proceeding brought against YP or the Representative in respect of any such claim or controversy may be made upon it by registered mail, postage prepaid, return receipt requested, at the address specified in Section 9.2 of the Merger Agreement.

9.    All notices and other communications under this Agreement shall be in writing and shall be deemed given if given by hand or delivered by nationally recognized overnight carrier, or if given by telecopier and confirmed by mail (registered or certified mail, postage prepaid, return receipt requested), to the respective parties as follows:

(a)    If to YP or the Representative, at the respective addresses as specified in Section 9.2 of the Merger Agreement.

(b)    If to the Escrow Agent, to it at:

Thomas Title & Escrow, LLC
14500 North Northsight Boulevard, Suite 133
Scottsdale, Arizona 85260
Attn: Escrow Department
Facsimile No.: (480) 222.1117
Telephone No.: (480) 222.1116

or to such other person or address as any of the parties hereto shall specify by notice in writing to all the other parties hereto.

10.    (a)   If this Agreement requires a party to deliver any notice or other document, and such party refuses to do so, the matter shall be resolved in the same manner as provided in Section 9.3 of the Merger Agreement.

(b)    All notices delivered to the Escrow Agent shall refer to the provision of this Agreement under which such notice is being delivered and, if applicable, shall clearly specify the aggregate dollar amount due and payable to YP.

(c)    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

[SIGNATURE PAGE FOLLOWS]

ESCROW AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, YP, Escrow Agent and Representative have caused this Agreement to be executed on the date first written above.

YP:

YP, a Nevada corporation

/s/ Daniel L. Coury, Sr.
By: Daniel L. Coury, Sr. Its: Chief Executive Officer

ESCROW AGENT:

Thomas Title & Escrow

/s/ Diane F. Carpenter
By: Diane F. Carpenter Its: Vice President

REPRESENTATIVE:

/s/ Rajesh Navar
Rajesh Navar

Schedule I

Escrow Agent Fees

Extra fees apply for custom reports according to Escrow Agent’s fee schedule.